Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Julian Lee, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-QSB of Western Standard Energy Corp. for the quarterly period ended August 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Western Standard Energy Corp.

Dated: December 13, 2007

/s/ Julian Lee
Julian Lee
Principal Financial Officer and Principal Accounting Officer
Chief Financial Officer and Director

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Western Standard Energy Corp. and will be retained by Western Standard Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.